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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 17, 1997


                                  RISCORP, INC.
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             (Exact name of registrant as specified in its charter)

           Florida                                     0-27462                              65-0335150
(State or other jurisdiction                  (Commission File Number)                     (IRS Employer
      of incorporation)                                                                 Identification No.)


                    1390 Main Street, Sarasota, Florida 34236
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:     (941) 951-2022
                                                   ----------------------------

                                       N/A
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          (Former name or former address, if changed since last report)







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      This document contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. The words "believe", "estimate", "expect", "intend", "anticipate", and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward- looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

ITEM 5.  OTHER EVENTS.

      On June 17, 1997, RISCORP, Inc. (the "Company") and its subsidiaries entered into an asset purchase agreement (the "Agreement") with Zenith Insurance Company, a California corporation ("Zenith"), a wholly-owned subsidiary of Zenith National Insurance Corp. Pursuant to the Agreement, the Company and its subsidiaries will sell substantially all their operating assets to Zenith for an amount equal to $35 million in cash, plus an amount equal to the excess, if any, of the value of the transferred assets over the transferred liabilities. The purchase price will be based on the value of the net assets to be reflected on the closing date balance sheet (excluding the stock of certain subsidiaries of the Company, any present or future litigation outside the ordinary course of business in which the Company is named as a defendant, tax related assets, and recoveries on insurance policies unrelated to the transferred assets or liabilities.) Accordingly, until the Company's audited balance sheet as of the closing date is completed and the necessary calculations are agreed to by the parties or arbitration proceedings are completed, the final purchase price will not be determined. The Company is guaranteed to receive at least $35 million, subject to certain indemnity obligations contained in the Agreement. This $35 million guarantee should not necessarily be regarded as the likely final purchase price.

      The transactions contemplated by the Agreement are required to close on or before December 31, 1997, with the possibility of an extension through March 31, 1998, under certain circumstances. The consummation of the transactions contemplated by the Agreement is conditioned upon, among other things, the approval of the Company's shareholders and the receipt of all necessary government and regulatory approvals.

      There was no prior material relationship between the Company and Zenith. To the Company's knowledge, there is no material relationship between Zenith and any of the Company's affiliates, directors, officers or any associate of any such director or officer.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)   EXHIBITS.


2.1 Asset Purchase Agreement, dated June 17, 1997, among Zenith Insurance Company and RISCORP, Inc., RISCORP Management Services, Inc., RISCORP of Illinois, Inc., Independent Association Administrators Incorporated, RISCORP Insurance Services, Inc., RISCORP Managed Care Services, Inc., CompSource, Inc., RISCORP Real Estate Holdings, Inc., RISCORP Acquisition, Inc., RISCORP West, Inc., RISCORP of Florida, Inc., RISCORP Insurance Company, RISCORP Property & Casualty Insurance Company, RISCORP National Insurance Company, RISCORP Services, Inc., RISCORP Staffing Solutions Holding, Inc., RISCORP Staffing Solutions, Inc. I, and RISCORP Staffing Solutions, Inc. II.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 2, 1997                RISCORP, INC.
                                   (Registrant)


                                   By:/s/ Frederick M. Dawson
                                      -----------------------------------------
                                      Frederick M. Dawson
                                      Chief Executive Officer and President






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                                  EXHIBIT INDEX

                                  RISCORP, INC.

                           Current Report on Form 8-K
                               Dated July 2, 1997



EXHIBIT NO.                             DESCRIPTION



2.1

            Asset Purchase Agreement, dated June 17, 1997, among Zenith Insurance Company and RISCORP, Inc., RISCORP Management Services, Inc., RISCORP of Illinois, Inc., Independent Association Administrators Incorporated, RISCORP Insurance Services, Inc., RISCORP Managed Care Services, Inc., CompSource, Inc., RISCORP Real Estate Holdings, Inc., RISCORP Acquisition, Inc., RISCORP West, Inc., RISCORP of Florida, Inc., RISCORP Insurance Company, RISCORP Property & Casualty Insurance Company, RISCORP National Insurance Company, RISCORP Services, Inc., RISCORP Staffing Solutions Holding, Inc., RISCORP Staffing Solutions, Inc. I, and RISCORP Staffing Solutions, Inc. II.